UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 30, 2012

Tower Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50990	13-3894120
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Broadway, 31st Floor

New York, NY 10271

(Address of principal executive office)

(212) 655-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On July 30, 2012, Tower Group, Inc. (“Tower”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Canopius Holdings Bermuda Limited, a Bermuda limited company (“Canopius Bermuda”), Canopius Mergerco, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Canopius Bermuda (“Delaware Purchaser”), and Condor 1 Corporation, a Delaware corporation and a direct wholly owned subsidiary of Canopius Mergerco, Inc. (“Merger Sub”). As previously announced in Tower’s Current Report on Form 8-K filed on April 25, 2012, Canopius Group Limited (“Canopius Parent”), Canopius Bermuda, Delaware Purchaser and Tower entered into a Master Transaction Agreement (the “MTA”), pursuant to which Tower acquired an option to cause Canopius Bermuda, Delaware Purchaser and Merger Sub to enter into the Merger Agreement.

Under the terms of the Merger Agreement and subject to the satisfaction or waiver of the conditions therein, Tower and Canopius Bermuda will combine their businesses through a reverse triangular merger whereby Merger Sub will merge (the “Merger”) with and into Tower, with Tower continuing as the surviving corporation (the “Surviving Corporation”) and a direct wholly owned subsidiary of Delaware Purchaser and an indirect wholly owned subsidiary of Canopius Bermuda. Under applicable accounting principles Tower will be regarded as the acquiring entity.

Prior to the Effective Time, Canopius Parent, Canopius Bermuda and Tower will effect a restructuring of Canopius Bermuda as set forth in the MTA (the “Restructuring”), such that, as of the Effective Time, Canopius Bermuda will continue to own certain business (the “Retained Business”) and assets to be identified by the parties and will have transferred to Canopius Parent all other business and assets of Canopius Bermuda.

Effective immediately prior to the consummation of the Merger, Canopius Bermuda will sell its shares (“Canopius Bermuda Shares”) to certain third party investors (the “Equity Investors”) for an aggregate purchase price in cash equal to the sum of the tangible net asset value of Canopius Bermuda plus an additional amount equal to the agreed value of the Retained Business (the “Third Party Sale”).

At the Effective Time, among other things, each issued and outstanding share of Tower common stock (except for shares owned by stockholders who properly exercise appraisal rights under Delaware General Corporation Law) will be cancelled and converted automatically into the right to receive a number of common shares of Canopius Bermuda equal to the Stock Conversion Number and $1.25 in cash per share, less any applicable withholding taxes.

“Stock Conversion Number” means the quotient obtained by dividing (x) the excess of the closing price per share of Tower common stock on the pricing date of the Third Party Sale over $1.25 by (y) the Adjusted Canopius Bermuda Price Per Share.

“Adjusted Canopius Bermuda Price Per Share” means the quotient obtained by dividing (i) the sum of (a) the Target TNAV Amount, (b) the value of the Retained Business (determined in accordance with the MTA), (c) the aggregate amount of the placement fees received by the placement agents in connection with the Third Party Sale, and (d) the aggregate amount, expressed in dollars, equal to the absolute value of the discount from the closing price of Tower’s common stock on the pricing date of the Third Party Sale, or on another reasonably current date, that Tower, Canopius Bermuda and the Equity Investors have agreed is necessary in order to effect the Third Party Sale, by (ii) the aggregate number of Canopius Bermuda common shares sold in the Third Party Sale.

“Target TNAV Amount” means the amount that Tower specifies in a written notice to Canopius Parent under the MTA delivered prior to the pricing date of the Third Party Sale as the target amount of the tangible net asset value of Canopius Bermuda as of the closing date of the Third Party Sale.

The Canopius Bermuda shares to be issued to the stockholders of Tower will be registered with the Securities and Exchange Commission (the “SEC”) and are expected to be listed on The NASDAQ Global Select Market. The receipt of Canopius Bermuda shares for shares of Tower by U.S. holders of Tower common stock pursuant to the Merger is a taxable transaction for U.S. federal income tax purposes.

Canopius Bermuda, Delaware Purchaser, Merger Sub and Tower make certain representations and warranties in the Merger Agreement on behalf of themselves and their respective subsidiaries that are subject, in some cases, to certain qualifications (including qualifications as to knowledge, materiality, time and dollar amount) and are further modified and limited by disclosure schedules to be provided by Canopius Bermuda to Tower.

Canopius Bermuda has undertaken customary covenants in the Merger Agreement relating to the conduct of its business prior to the completion of the Merger , including covenants requiring Canopius Bermuda not to take any restricted action under the MTA including (i) failing to conduct their respective business in the ordinary course consistent with past practice, (ii) effecting amendments to their respective organizational documents and (iii) effecting material changes in their accounting policies or practices.

The obligations of each of Canopius Bermuda, Delaware Purchaser, Merger Sub and Tower to effect the Merger will be subject to the consummation of Canopius Parent’s acquisition of Omega Insurance Holdings Limited (“Omega”) as well as other customary conditions.

The obligations of Tower to effect the Merger are subject to Tower’s right to terminate the Merger Agreement and abandon the Merger prior to the Effective Time at any time and for any reason or no reason. The Merger Agreement may be terminated at any time prior to the closing, whether before or after the vote by the Tower stockholders: (i) by mutual written consent of Canopius Bermuda and Tower; (ii) by either Canopius Bermuda or Tower if the merger has not been consummated on or before the first anniversary of the date of the Merger Notice (the “Walk-Away Date”); provided, that if the sole reason that the closing has not occurred is that any of the approvals of the required governmental authorities has not been obtained on or prior to such date, then the Walk-Away Date may be extended by either Tower or Canopius Bermuda for 90 days; (iii) by either Canopius Bermuda or Tower if any governmental authority has issued a material injunction, judgment or ruling that has the effect of enjoining or otherwise prohibiting the consummation of the Merger, and such material injunction, judgment or ruling has become final and nonappealable; or (iv) by Tower, in its sole discretion at any time (including after delivery of the closing notice) prior to the Effective Time of the Merger for any reason or no reason.

Tower has agreed in the MTA to reimburse Canopius Parent and its affiliates for their out-of-pocket costs and expenses incurred in connection with the Merger to the extent that such expenses exceed the $1,000,000 fee Tower will pay to exercise the merger right. This obligation to reimburse such fees and expenses to Canopius Parent and its affiliates would survive any termination of the Merger Agreement.

A copy of the Merger Agreement is attached to this Current Report on Form 8-K as Exhibit 2.1. The Merger Agreement is incorporated herein by reference. The above description of the Merger Agreement is not complete and is qualified in its entirety by reference to Exhibit 2.1.

Letter Agreement

On July 30, 2012, Tower, Canopius Parent, Canopius Bermuda and Delaware Purchaser entered into a letter agreement (the “Letter Agreement”) that amended and supplemented certain provisions of the MTA. The Letter Agreement permits Tower to exercise its merger right under the MTA and cause the Merger Agreement to be executed prior to the closing of Canopius Parent’s pending acquisition of Omega. In addition, the Letter Agreement sets forth the parties’ current intention and expectations with respect to certain terms of the Restructuring and the Third Party Sale.

A copy of the Letter Agreement is attached to this Current Report on Form 8-K as Exhibit 2.2. The Letter Agreement is incorporated herein by reference. The above description of the Letter Agreement is not complete and is qualified in its entirety by reference to Exhibit 2.2.

Item 2.02 Results of Operations and Financial Condition.

On July 30, 2012, Tower issued a press release entitled “Tower Group, Inc. Announces Execution of Merger Agreement with Canopius Holdings Bermuda Limited and Estimate of Second Quarter Operating Results Including Reserve Adjustment” (the “Press

Release”). In the Press Release, Tower provided certain financial information pertaining to its second quarter 2012 results and financial projections for 2012 and 2013. Tower is filing as Exhibit 99.1 to this Current Report on Form 8-K a copy of the Press Release.

Item 7.01 Regulation FD Disclosure.

Tower also announced in the Press Release the execution of the Merger Agreement described in Item 1.01 of this Current Report on Form 8-K. Tower is filing as Exhibit 99.2 to this Current Report on Form 8-K materials being used in connection with presentations to and conversations with investors beginning the date hereof (the “Investor Presentation”).

Cautionary Note Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. The Press Release, the Investor Presentation and any other written or oral statements made by or on behalf of Tower may include forward-looking statements that reflect Tower’s current views with respect to future events and financial performance. All statements other than statements of historical fact included in the Press Release and the Investor Presentation are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “will,” “plan,” “expect,” “project,” “intend,” “estimate,” “anticipate,” “believe” and “continue” or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Please refer to Tower’s filings with the SEC, including among others Tower’s Annual Report on Form 10-K for the year ended December 31, 2011 and subsequent filings on Form 10-Q, for a description of the important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Forward-looking statements speak only as of the date on which they are made, and Tower undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Information and Where to Find It

In connection with this proposed transaction, Tower and Canopius Bermuda will file a joint proxy statement/prospectus with the SEC. Investors are urged to carefully read the proxy statement/prospectus and any other relevant documents filed with the SEC when they become available because they will contain important information. Investors will be able to obtain the proxy statement/prospectus and all relevant documents filed by Tower with the SEC free of charge at the SEC’s website www.sec.gov or, with respect to documents filed by Tower, from Tower directly at 120 Broadway, 31st Floor, New York, NY 10271, (212) 655-2000; email: info@twrgrp.com.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

The directors, executive officers and other members of management and employees of Tower may be deemed participants in the solicitation of proxies from its stockholders in favor of the transactions. Information concerning persons who may be considered participants in the solicitation of Tower’s stockholders under the rules of the SEC is set forth in public filings filed by Tower with the SEC and will be set forth in the proxy statement/prospectus when it is filed with the SEC. Information concerning Tower’s participants in the solicitation is contained in Tower’s Proxy Statement on Schedule 14A, filed with the SEC on March 16, 2012.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 2.1	Agreement and Plan of Merger, dated as of July 30, 2012, among Canopius Holdings Bermuda Limited, Canopius Mergerco, Inc., Condor 1 Corporation and Tower Group, Inc.

Exhibit 2.2	Letter Agreement, dated as of July 30, 2012, among Canopius Holdings Bermuda Limited, Canopius Group Limited, Canopius Mergerco, Inc. and Tower Group, Inc.

Exhibit 99.1	Press release dated July 30, 2012 entitled “Tower Group, Inc. Announces Execution of Merger Agreement with Canopius Holdings Bermuda Limited and Estimate of Second Quarter Operating Results Including Reserve Adjustment”.

Exhibit 99.2	Investor presentation slides to be used in connection with investor presentations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

Date: July 30, 2012

Tower Group, Inc.

By:	/s/ Elliot S. Orol

Elliot S. Orol
Senior Vice President,
General Counsel and Secretary

Exhibit Index

Exhibit 2.1	Agreement and Plan of Merger, dated as of July 30, 2012, among Canopius Holdings Bermuda Limited, Canopius Mergerco, Inc., Condor 1 Corporation and Tower Group, Inc.

Exhibit 2.2	Letter Agreement, dated as of July 30, 2012, among Canopius Holdings Bermuda Limited, Canopius Group Limited, Canopius Mergerco, Inc. and Tower Group, Inc.

Exhibit 99.1	Press release dated July 30, 2012 entitled “Tower Group, Inc. Announces Execution of Merger Agreement with Canopius Holdings Bermuda Limited and Estimate of Second Quarter Operating Results Including Reserve Adjustment”.

Exhibit 99.2	Investor presentation slides to be used in connection with investor presentations.